OTR EXPRESS, INC.

                         804 N. Meadowbrook Drive
                           Olathe, Kansas 66062

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        To Be Held on July 10, 1998
TO ALL STOCKHOLDERS:

    You are cordially invited to attend the Special Meeting of Stockholders of OTR Express, Inc. (the "Company") to be held on Friday, July 10, 1998, at 10:00 a.m., Kansas City Time, at the offices of Bryan Cave LLP, One Kansas City Place, 1200 Main St., 35th Floor, Kansas City, Missouri, for the following purposes:

       (1) To approve a proposed amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 5,000,000 to 20,000,000 shares; and

       (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


    Holders of record of the Company's Common Stock, $.01 par value, as of the close of business on May 18, 1998 will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be kept at the Company's offices at 804 N. Meadowbrook Drive, Olathe, Kansas 66062 for a period of ten days prior to the Special Meeting and will be available at the Special Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        William P. Ward, Chairman of the Board

Dated:      May 27, 1998

           IMPORTANT --- YOUR PROXY AND A RETURN ENVELOPE ARE ENCLOSED

    You are urged to sign, date and mail your proxy even though you may plan to attend the Special Meeting. No postage is required if your proxy is mailed in the United States in the enclosed return envelope. If you attend the Special Meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be assured at the Special Meeting, which will prevent costly follow-up and delays.

                             OTR EXPRESS, INC.

                          804 N. Meadowbrook Drive
                           Olathe, Kansas 66062


                       SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD JULY 10, 1998

                             PROXY STATEMENT

    The proposals in the accompanying form of proxy (the "Proxy") are solicited by the Board of Directors of OTR Express, Inc. (the "Company") for use at its Special Meeting of Stockholders (the "Special Meeting") to be held on Friday, July 10, 1998, at 10:00 a.m., Kansas City Time, at the offices of Bryan Cave LLP, One Kansas City Place, 1200 Main St., 35th Floor, Kansas City, Missouri, and any adjournment or postponement thereof. This Proxy Statement is being mailed or given to stockholders on or about May 27, 1998.

    Proxies. Shares represented by a duly executed Proxy received prior to the Special Meeting will be voted at the Special Meeting. If a stockholder specifies a choice on the Proxy with respect to any matter to be acted upon, the shares will be voted in accordance with the choices specified in the Proxy with respect to the proposals described in this Proxy Statement. If no choice is specified, the shares represented by the Proxy will be voted in favor of the proposals set forth in this Proxy Statement. None of the proposals are related to or conditioned on the approval of any other proposal. Any person giving a Proxy has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company at any time prior to the voting of the shares represented by the Proxy.

    Other Matters. Management of the Company does not intend to present any matter to the Special Meeting except as indicated herein, and presently knows of no other matter to be presented at the Special Meeting. Should any other matters properly come before the Special Meeting, the persons named in the accompanying form of Proxy will vote the Proxy in accordance with their judgment of the best interests of the Company on such matters.

    Solicitation and Expense. The Company will bear all the costs of solicitation of Proxies and preparing, assembling, printing and mailing the Proxy Statement, the Proxy and additional materials which may be furnished to stockholders. In addition to the use of the mails, Proxies may be solicited by personal contact, telephone or telegraph by regular employees of the Company, and the Company will reimburse brokers, custodians, fiduciaries or other persons for their reasonable expenses in sending proxy solicitation material to beneficial owners of shares. Also, Morrow & Co., Inc. ("Morrow"), a professional soliciting organization, will assist in the solicitation of proxies by the Company. Morrow's fee and solicitation of the proxies is estimated to be approximately $4,500 plus reimbursement for out-of-pocket costs and expenses.

    Voting. Only stockholders of record of the Company's common stock, $.01 par value (the "Common Stock") at the close of business on May 18, 1998
(the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. On the Record Date, the Company had 1,835,955 shares of Common
Stock outstanding and entitled to vote at the Special Meeting. Each holder of Common Stock is entitled to one vote per share on each matter to properly come before the Special Meeting.

    The Bylaws of the Company require that a majority of the votes of the shares of Common Stock issued, outstanding and entitled to vote at the Special Meeting be present in person or represented by Proxy at the Special Meeting in order to constitute a quorum for the transaction of business. Provided a quorum is present, the affirmative vote of a majority of the shares of Common Stock entitled to vote on the subject matter is required for the approval of the amendment to the Company's Articles of Incorporation. Stockholders do not have any dissenters' rights of appraisal in connection with the matters to be voted upon. Votes that are cast against the proposal and abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Special Meeting. Broker non-votes (i.e., a proxy card returned by a holder on behalf of its beneficial owner that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote) are not counted for purposes of determining the presence or absence of a quorum.
Because approval of the proposed amendment to the Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote, abstentions and broker non-votes are the equivalent of votes against the proposal.

    The Company. The Company's principal executive office is located at 804 N. Meadowbrook Drive, Olathe, Kansas 66062.

                 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                              AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's voting securities (the "Common Stock") as of May 18, 1998 by each person and group known to the Company to be the beneficial owner of more than 5% of its
Common Stock.
Name and Address of           Amount and Nature of
Beneficial Owner              Beneficial Ownership(FN1)   Percent of Class(FN1)
William P. Ward
      804 N. Meadowbrook Dr.
      Olathe, KS 66062        264,534(FN2)                14.27%

Janice K. Ward
      804 N. Meadowbrook Dr.
      Olathe, KS 66062        264,534(FN2)                14.27%

Robert B. Westphal
      109 N. 6th Street
      Fort Smith, AR 72901     162,500(FN3)                8.85%

Robert Fleming, Inc.
      320 Park Avenue
      New York, NY 10022       152,620(FN4)                8.31%

Dr. Ralph E. MacNaughton
      #17 Wycklow
      Overland Park, KS 66207  129,237(FN5)                7.03%

Dimensional Fund Advisors Inc.
      1299 Ocean Avenue
      Santa Monica, CA 90401    93,900(FN6)                5.11%

(FN1) Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Nature of beneficial ownership of shares of Common Stock is direct unless indicated otherwise by footnote. Beneficial ownership as shown in the table arises from sole voting power and sole investment power unless otherwise indicated by footnote.
(FN2) Includes 64,768 shares owned of record by Associated Commercial Analysts Corporation ("ACA"), which is 100% owned by Mr. and Mrs. Ward. Also includes 109,352 shares held jointly by Mr. and Mrs. Ward; 4,700 shares held directly by each of Mr. Ward and Mrs. Ward; 6,320 shares held by a family trust for which Mr. Ward is sole trustee with voting and dispositive power; and 11,131 and 6,676 shares purchasable pursuant to options which are currently exercisable by Mr. Ward and Mrs. Ward, respectively. In addition, includes 56,887 shares owned by the ESOP of which Mr. Ward is the sole trustee, with sole voting and dispositive power. Of the shares owned by the ESOP, 5,251 and 1,960 shares have been allocated to the ESOP accounts of Mr. Ward and Mrs. Ward, respectively.
(FN3) As reflected on Mr. Westphal's Schedule 13D dated February 26, 1998.
(FN4) The Robert Fleming, Inc. Schedule 13G dated February 23, 1998 reflects 179,000 shares. On March 5, 1998, Robert Fleming, Inc. sold a total of 26,380 shares to two executive officers of the Company.
(FN5) Includes 62,602 shares held in family trusts of which Dr. MacNaughton is trustee and 53,635 shares held in family trusts of which his spouse is trustee. Also includes 10,000 shares held in Dr. MacNaughton's individual retirement account. In addition, includes 3,000 shares purchasable pursuant to options that are currently exercisable by Dr. MacNaughton.
(FN6) As reflected on Dimensional Fund Advisors Inc. ("Dimensional") Schedule 13G dated February 7, 1996 and orally confirmed in March 1998 by a representative of Dimensional to a Company executive officer. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 93,900 shares of the Company's Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

    The following table sets forth, with respect to the Company's voting securities (Common Stock) as of May 18, 1998, (i) shares beneficially owned by all directors (current and nominee) and named executive officers of the
Company, and (ii) total shares beneficially owned by all executive officers and directors as a group.
Name of Beneficial Owner      Amount and Nature of
                              Beneficial Ownership(FN1)      Percent of Class
William P. Ward                264,534(FN2)                   14.27%
Janice K. Ward                 264,534(FN2)                   14.27%
Dr. Ralph E. MacNaughton       129,237(FN3)                    7.03%
Gary J. Klusman                 78,066(FN4)                    4.15%
Dr. James P. Anthony            72,615(FN5)                    3.95%
Dean W. Graves                  53,413(FN6)                    2.90%
Frank J. Becker                 32,000(FN7)                    1.74%
Terry G. Christenberry          10,000(FN8)                     .54%
Charles M. Foudree               5,000(FN9)                     .27%
All executive officers and
directors as a group
(11 persons)                    693,405(FN10)                 35.65%

(FN1) See footnote (1) to the table on the preceding page.
(FN2) See footnote (2) to the table on the preceding page.
(FN3) See footnote (5) to the table on the preceding page.
(FN4) Includes 1,400 shares held in Mr. Klusman's individual retirement account. Also includes 43,676 shares purchasable pursuant to options which are currently exercisable by Mr. Klusman.
(FN5) Includes 2,700 and 24,400 shares held by Dr. Anthony's pension trust and profit sharing trust, respectively, 26,220 shares owned by his spouse and 5,580 shares held for the benefit of his minor children. Also includes 3,000 shares purchasable pursuant to options which are currently exercisable by Dr. Anthony.
(FN6) Includes 13,100 shares owned by Mr. Graves' spouse for which Mr. Graves disclaims beneficial ownership, 500 shares owned jointly with his spouse, and 19,650, 13,383 and 1,000 shares held by his HR-10 retirement plan, profit sharing trust and individual retirement account, respectively. Also includes 3,000 shares purchasable pursuant to options which are currently exercisable by Mr. Graves.
(FN7) Includes 15,000 shares held by Mr. Becker's HR-10 retirement plan. Also includes 2,000 shares which are purchasable pursuant to options which are currently exercisable by Mr. Becker.
(FN8) Includes 2,000 shares held in Mr. Christenberry's individual retirement account and 2,000 shares held by Mr. Christenberry's spouse in her individual retirement account, for which Mr. Christenberry disclaims beneficial ownership. Also includes 3,000 shares purchasable pursuant to options which are currently exercisable by Mr. Christenberry.
(FN9) Includes 1,000 shares held by Mr. Foudree's trust and 1,000 shares held
in the individual retirement account of his spouse.   Also includes 3,000
shares purchasable pursuant to options which are currently exercisable by Mr. Foudree.
(FN10) Includes 102,301 shares purchasable pursuant to options which are currently exercisable and 56,887 shares owned by the ESOP of which Mr. Ward is the sole trustee, with sole voting and dispositive power. Of the shares owned by the ESOP, a total of 9,531 have been allocated to the accounts of the Company's executive officers.

              PROPOSAL TO AMEND THE COMPANY'S ARTICLE OF
                            INCORPORATION
             TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has determined that it is advisable to amend the Company's Articles of Incorporation and has recommended that the stockholders approve an amendment (the "Amendment") to ARTICLE FOURTH of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 shares to 20,000,000 shares, in order to provide the Company flexibility to meet current and future capital needs, including the Company's proposed public offering of Common Stock described below. The full text of the Amendment is attached to this Proxy Statement as Exhibit A. The Board of Directors has directed that the Amendment be submitted to the stockholders for their consideration. Approval of the Amendment requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.

    In the event the Amendment is approved by the requisite vote of stockholders, no additional action or authorization by the stockholders would be necessary prior to the issuance of such additional 15,000,000 shares unless required by applicable law or regulation. The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company.

Reasons for the Proposed Amendment

    The Company intends to file in the next several weeks a registration statement with the Securities and Exchange Commission providing for a public offering (the "Offering"), subject to requisite stockholder approval of the Amendment, of approximately 4,660,000 shares of its Common Stock (including the underwriters' over-allotment option) of which approximately
60,000 shares will consist of Common Stock being sold by current stockholders. The exact number of shares of Common Stock to be issued will be subsequently determined based upon the trading price of the Common Stock and market conditions at the time of the Offering and such other factors as the Board of Directors deems relevant.

         THESE PROXY MATERIALS ARE NEITHER AN OFFER TO SELL NOR A
       SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES IN THE
                       OFFERING DESCRIBED ABOVE.

        THE OFFERING WILL BE MADE ONLY BY MEANS OF A PROSPECTUS.

    The Company intends to use the additional shares of Common Stock for which authorization is sought herein in connection with the Offering, if consummated, and may use the additional authorized shares of Common Stock in connection with opportunities which involve the issuance of additional shares of Common Stock for such purposes as the Board of Directors deems to be appropriate and in the best interests of the Company and its stockholders. Such opportunities may include, but are not limited to, public or private equity offerings, business acquisitions, corporate mergers, funding employee benefit or stock plans, stock splits or stock dividends, and other general corporate purposes. Currently, except as set forth herein, there are no definitive plans, agreements or arrangements in place requiring the utilization of these additional shares for any such purposes. However, having such additional authorized Common Stock available for issuance would allow the Board of Directors to issue shares of Common Stock in the future without the delay and expense associated with seeking stockholder approval at such time.
Elimination of the delays and expense occasioned by the necessity of obtaining stockholder approval will better enable the Company, among other things, to engage in financing transactions and take advantage of changing market and financial conditions on a more competitive basis, as determined by the Board of Directors.

Possible Effects of the Proposed Amendment

    Under the Company's Articles of Incorporation, the Company's stockholders do not have preemptive rights with respect to the Common Stock. Thus, should the Board elect to issue additional shares of Common Stock (subject to stockholders approving the Amendment hereby), existing stockholders would not have any preferential rights to purchase such shares of Common Stock, and any such issuance could, therefore, have a dilutive effect on the equity and voting power of current stockholders.

    In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price.

    Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the proposed Amendment is not prompted by any specific effort or takeover threat currently perceived by management, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. The Board of Directors is not currently aware of any attempt to takeover or acquire the Company and it does not presently contemplate recommending the adoption of any other amendments to the Articles of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

    As previously stated, however, the only intended purpose of the proposed Amendment is to increase the number of authorized shares of Common Stock to provide the Company with flexibility to meet current and future capital needs, including the Company's proposed public offering of Common Stock described above.

Effective Date

    If approved by the stockholders, the proposed Amendment will become effective upon the filing of a Certificate of Amendment of Articles of Incorporation with the Secretary of State of Kansas, which will occur as soon as reasonably practicable following such approval.

Recommendation of the Board of Directors

    The Board of Directors believes that the proposed Amendment, if adopted, will provide the Company with a proper capitalization and a sufficient number of authorized shares of Common Stock to provide the Company with flexibility to meet current and future capital needs (including the Company's proposed public offering of Common Stock described above) deemed by the Board of Directors to be in the best interests of the Company and its stockholders.

    The Board of Directors recommends that the stockholders vote "FOR" the following resolution which will be presented at the Special Meeting.

       "RESOLVED, that ARTICLE FOURTH of the Company's Articles of Incorporation be amended to increase the number of authorized shares of Common Stock from 5,000,000 shares to 20,000,000 shares.

       RESOLVED FURTHER, that appropriate officers of the Company be, and the same are, hereby authorized, empowered and directed in the name on behalf of the Company to take such action and execute such documents as may be deemed necessary or desirable to carry out the intent and purpose of the foregoing resolution."

                             STOCKHOLDER PROPOSALS

    In the event any stockholder intends to present a proposal at the next Annual Meeting of Stockholders to be held in 1999, such proposal must be received by the Secretary of the Company, in writing on or before December 4, 1998, to be considered for inclusion in the Company's Proxy Statement relating to the next Annual Meeting of Stockholders.

                                OTHER BUSINESS
    The Company knows of no business that will be presented for consideration at the Special Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Special Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ACCOMPANYING PROXY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                                BY THE BOARD OF DIRECTORS

                                                /s/ William P. Ward
                                                William P. Ward
May 27, 1998                                    Chairman of the Board

                               EXHIBIT A

                        CERTIFICATE OF AMENDMENT
                                    OF
                        ARTICLES OF INCORPORATION
                                    OF
                            OTR EXPRESS, INC.

       The undersigned, OTR Express, Inc., a Kansas corporation (the "Corporation"), for the purpose of amending the Articles of Incorporation of the Corporation, in accordance with the General Corporation Code of Kansas, does hereby make and execute this Certificate of Amendment of Articles of Incorporation and does hereby certify that:

       (1) The amendments to the Articles of Incorporation proposed by the directors and adopted by the stockholders of the Corporation are as follows:

       RESOLVED, that the first paragraph of ARTICLE FOURTH of the Corporation's Articles of Incorporation be deleted in its entirety and replaced with the following:

       The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 20,200,000 shares of stock, of which 200,000 shall be a series of preferred stock, with a par value of one cent ($.01) per share, and 20,000,000 shall be Common Stock, with a par value of one cent ($.01) per share.

       (2) The said amendments have been duly adopted in accordance with the provisions of Section 17-6602 of the Kansas Statutes Annotated.

OTR Express, Inc. THIS PROXY AND EACH OF THE PROPOSALS ARE SOLICITED ON   PROXY
804 N. Meadowbrook Dr.      BEHALF OF THE BOARD OF DIRECTORS
Olathe, Kansas 66062

The undersigned hereby appoints WILLIAM P. WARD and GARY J. KLUSMAN as (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of OTR EXPRESS, INC. (the "Company"), held of record by the undersigned on May 18, 1998 at the Special Meeting of Stockholders to be held on July 10, 1998, or any adjournment or postponement thereof.

    (1) To approve a proposed amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 20,000,000 shares.
            ( ) FOR            ( ) AGAINST            ( ) ABSTAIN

    (2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting.
                         (Please see reverse side)












                  (See reverse side for matters to be voted on)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. NONE OF THE PROPOSALS ARE RELATED TO OR CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL.



                                  Please sign exactly as name appears below.
                                  When shares are held by joint tenants,
                                  both should sign.  When signing as
                                  attorney, as executor, administrator,
                                  trustee or guardian, please give full
                                  title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  DATED:                              , 1998



                                                  Signature


                                         Signature (if held jointly)